Order Form

Date: Account:

1.)	Please fill out completely page 1 of this form “on-screen”.

2.)	Print entire document, review and sign the Service Agreement and Appendix I.

3.)	Fax the entire document to 360-733-3941.

Questions? Please contact us at crown@crownoffices.com, or call 360-733-0185 or 1-877-733-0001.

Name: Steven Bajic, President			Name of Business:	Gold Range Resources Inc.
John Hiner, Director			[please use the business name under which you would like to use our services]
Service
Service package: Silver @			Location [City, State]:	Bellingham, WA
$120	/mo.
[to review our services and fees, see appendix]
Additional location package:			Additional location [City,	NA
State]:
[must be of equal or lesser value]
Mail forward:		hold 4 p/u	Frequency:	Mail forwarding address:
Additional voicemail boxes:
Contact Information
First name:		Steve	Last name:	Bajic
		John		Hiner
Business:		Gold Range Resources Inc.	Position:	President
Street address:		114 W Magnolia, Ste 400-136	City:	Bellingham
State/Province: WA Zip code: 98225			Country:	USA
Phone number:			Cell phone/alternate phone:
Fax number:			Email:	jehcorp@pogozone.net
			w/copy to	sbajic@telus.net
Billing Information
Paid quarterly by check, USD account in Vancouver, BC

Additional Information
Type of business:		Mineral Exploration
Number of locations: 1			Number of employees:	1
How did you hear about us:			Details:
Referred by:		Hiner	Account number:

CPEOS
www.CrownOffices.com	Virtual Offices Anywhere	Service Agreement

Welcome to CPEOS Virtual Offices. We are here to help you succeed. The following is our agreement between _ Gold Range Resources Inc _ and Crown Plaza. Please read, sign, and return it and we will promptly start your service.

•	This agreement is entered into on April 1, 2005 between Crown Plaza Executive Office Suites and Gold Range Resources Inc.

•	Gold Range Resources Inc understands that Virtual Offices Anywhere is providing virtual office services that have limitations compared to physical office space. Certain contracts such as lease agreements, office specifications etc., do not apply to virtual offices and thus such information can not be provided by Virtual Offices Anywhere.

•	Gold Range Resources Inc will not utilize Virtual Offices Anywhere services to carry out unlawful, unethical, illegal, illegitimate, or otherwise prohibited activity and purpose.

•	CPEOS agrees to provide the services outlined in the Bronze package.

•	Services will begin three to five (3-5) business days following receipt of this agreement.

•	Additional Support Services are outlined in Appendix I. If Support Services are used they will be added to the monthly bill. Incoming calls are limited to 125 per month. Gold Range Resources Inc is responsible for all long distance charges incurred.

•	Gold Range Resources Inc agrees to pay CPEOS start-up fees as listed in Appendix I.

•	a Gold Range Resources Inc agrees to pay Crown Plaza Executive Office Suites on a quarterly basis for services rendered. Debits will occur on the first of each month. Payment will be by check and must total the amount in US currency. Gold Range Resources Inc agrees to pay a twenty-five dollar fee for returned checks.

•	Gold Range Resources Inc agrees to pay CPEOS a monthly payment for services rendered. The monthly amount will be US $120 and start date is April 1, 2005.

•	Any Notice to renew or cancel shall be received by the first of the last month of the term. Termination request must be in writing.

•	CPEOS and Gold Range Resources Inc may exercises their right to terminate services with a thirty day (30) notice.

•	This agreement will run for as long as the Service Agreement endures, unless either party exercises their right to terminate the agreement.

•	Offices Anywhere (CPEOS) agrees to maintain its fees for 12 months at the same rate of this agreement.

•	Gold Range Resources Inc understands and acknowledges that certain equipment and personnel failures may occur from time to time and that Crown Plaza relies on the service of utility providers and AT&T, over which it has no control, who provide power and data transmission services to Crown Plaza. Crown Plaza shall not be liable for any injury, damages or costs; actual, special, or consequential, which may arise or accrue should the furnishing of any of the above services or utilities be prevented or interrupted, for any reason, including act by local utility, fire, accident, strike, act of Nature, the making of necessary repairs or improvements, governmental action or any other cause beyond the control of Crown Plaza. a Gold Range Resources Inc agrees that Gold Range Resources Inc’s claim for any damages against Crown Plaza shall be limited to a refund of $2.00 per day, such fees on a prorated basis for the days on which Gold Range Resources Inc telecommunication services were not handled in an appropriate manner as documented in writing to Crown Plaza.

•	Crown Plaza shall not be responsible for any pecuniary loss; actual, special, or consequential to which Gold Range Resources Inc is subjected as a result of failure of Telecommunication Services.

•	This Agreement and Service Order Form expresses and contains the entire agreement of the parties hereto and there are no express or implied representations, warranties, or arrangements between them, except as contained in this document. This Agreement may not be modified, amended, or supplemented except in writing, signed by both Gold Range Resources Inc and Crown Plaza. No consent given or waiver made by Crown Plaza of any breach by Gold Range Resources Inc of any provision of this Agreement shall operate or be construed in any manner as a waiver of any subsequent breach of the same or of any other provision.

IN WITNESS WHEREOF, the parties have signed this Agreement and Service Order Form.

Business Name:	Gold Range Resources Inc	Crown Plaza Executive Suites Corp.
Address:		114 W. Magnolia Street
Suite 400
Bellingham, WA 98225
Phone: 360.733.0185
Fax: 360.733.3941

Person:	Steven Bajic	Mike Sandiland
Position	President	President

Signature:	/s/ Steven Bajic	/s/ Mike Sandiland
Date:	March 31, 2005	3/31/05

Welcome aboard!

Crown Plaza Executive Suites Corp.

     114 W. Magnolia Street, Suite 400; Bellingham WA 98225 . www.crownoffices.com . phone 360.733.0185 . fax 360.733.3941

CPEOS www.CrownOffices.com

Appendix I: Fee Structure and Terms of Payment

Please review our fee structure and terms of payment for monthly and recurring items below and sign the credit card authorization at the bottom of the page.

Fee Structure
Bronze Package	US$	95.00	per month each location

Includes: Local mailing address and phone number; 1 voicemail box; 2 hours of conference and temporary office room usage in select markets.

Silver Package	US$	150.00	per month first location
	US$	120.00	per month each additional location

Includes: Local mailing address and phone number; 1 voicemail box; personalized telephone answering and customized call management; 1 e-mail account (yourname@crownoffices.com); instant notification of incoming voicemail on your office or cell phone or pager; 6 hours of conference and temporary office room usage in select markets.

Gold Package	Inquire

Mail Forwarding: at cost plus 25%		Additional Voicemail: US$ 15.00 each

Terms of Payment

Fees: A one-time fee of $48.00 will be charged to all accounts to set-up services. Monthly fees are charged to your credit card each month. Billing starts on the first day of service. Partial months will be prorated.

Deposit: First and last month of service for each service package.

I authorize Crown Plaza Executive Office Suites to keep my signature on file and to charge my credit card account, on an ongoing basis, for the amount I owe.
I understand this authorization is valid for as long as I maintain service unless I cancel the authorization through written notice. I also agree to contact Virtual Offices Anywhere if there are any changes to my credit card account information.

Cardholder Name:
Cardholder Address:
Credit Card Company:	Account Number:	Exp. Date:
Card Holder Signature:		Date:

Crown Plaza Executive Suites Corp.

114 W. Magnolia Street, Suite 400; Bellingham WA 98225 . www.CrownOffices.com . phone 360.733.0185 . fax 360.733.3941